UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

Peoples Financial Services Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-23863	23-2391852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Franklin Ave., Hallstead, PA	18822
(Address of principal executive offices)	(Zip Code)

(570) 879-2175[Missing Graphic Reference]
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On January 18, 2011, the Peoples Financial Services Corp. (the “Corporation”) announced that Scott A. Seasock was appointed as Senior Vice President and Chief Financial Officer of the Corporation and Peoples Neighborhood Bank, the Corporation’s wholly-owned subsidiary (the “Bank”).  Debra E. Dissinger, who served as Executive Vice President and Principal Financial Officer of the Corporation, will remain as Executive Vice President of the Corporation and Executive Vice President/Chief Operations Officer/Chief Risk Officer of the Bank.

Mr. Seasock, age 53, was formerly Executive Vice President and Chief Financial Officer of Comm Bancorp, Inc., where he served for the past 24 years.

In connection with Mr. Seasock’s employment, the Corporation and the Bank entered into an Employment Agreement (the “Agreement”) with Mr. Seasock, effective as of January 18, 2011. The material terms of the Agreement are summarized as follows:

1.
The initial term of the Agreement is three (3) years.  The Agreement automatically extends for an additional year on the first anniversary of the Agreement and then on every anniversary thereafter unless either party givers ninety (90) days notice of non-renewal.

2.
Mr. Seasock’s initial salary will be $145,000 per year with guaranteed raises of at least 4% on January 1, 2012 and 2013, subject to annual review and increase.  Mr. Seasock will be eligible to receive bonuses of a minimum of up to 15% of his salary.  He will receive an automobile allowance of $750.00 per month, reimbursement of reasonable room and board due to inclement weather, possible provision of a supplemental executive retirement plan, and other benefits provided to other employees under the Corporation’s or Bank’s policies including but not limited to family group health insurance and vacation.

3.	If Mr. Seasock’s employment is terminated for “cause”, as defined in the Agreement, all rights and benefits under the agreement terminate automatically.

4.
If Mr. Seasock’s employment is terminated upon thirty (30) days notice without cause or for “good reason,” as defined in the agreement, he will receive a lump sum equal two (2) times his annual base salary and will continue to receive benefits for two years or until substantially similar benefits are secured.

5.	If Mr. Seasock dies or becomes disabled, the Agreement and all benefits under it automatically terminate.

6.	The Agreement is subject to customary non-competition and confidentiality provisions.

The Agreement is attached hereto as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number                     Description

10.16	Agreement by and between Peoples Financial Services Corp., Peoples Neighborhood Bank and Scott A. Seasock dated as of January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.
(Registrant)

Dated: January 20, 2011	/s/ Alan W. Dakey
Alan W. Dakey
President and Chief Executive Officer

Exhibit Number                                Description

10.16	Agreement by and between Peoples Financial Services Corp., Peoples Neighborhood Bank and Scott A. Seasock dated as of January 18, 2011